Exhibit 99.1

WARRANT PURCHASE AGREEMENT

Warrant purchase agreement dated this 30th day of November, 2010, by and among Sino Green Land Corporation, a Nevada corporation (the “Company”), and the warrant holder named on Exhibit A to this Agreement (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Holder is the holder of warrants (the “Warrants”) to purchase shares of common stock of the Company which were acquired pursuant to a common stock and warrant purchase agreement (the “Purchase Agreement”) dated as of August 3, 2009 or pursuant to options granted pursuant to the Purchase Agreement; and

WHEREAS, the Company desires to purchase from the Holder, and the Holder desires to sell to the Company or its designee, the Warrants on and subject to the terms of this Agreement.

1. The Holder hereby represents that the Holder is the sole record and beneficial owner of the Warrants, all of which are issued in the name of Holder as set forth on Exhibit A to this Agreement.  The Holder has not transferred or formally or informally granted any interest in the Warrants or the underlying shares of the Company’s common stock to any person.  The Holder has the right to enter into this Agreement, and neither the execution of this Agreement nor the sale of the Warrants pursuant to this Agreement violates any agreement or instrument or governing document to which the Holder is a party or by which the Holder is bound.

2. The Holder has not taken any steps to exercise any rights under the Warrants.

3. The Holder agrees to sell to the Company or its designee, and the Company agrees to purchase or cause its designee to purchase from the Holder, the Warrants at a purchase price equal to two cents (US$0.02) per share of common stock issuable upon exercise of the Warrants.  The purchase price for all of the Warrants is set forth on Exhibit A to this Agreement.

4. The purchase of the Warrants and the payment of the purchase price shall take place on such date, not later than 45 days from the date of this Agreement, as shall be determined by the Company on not less than three days’ prior written notice to the Holder at the offices of the Company at Suite 2711A, 27/F, Exchange Tower, 33 Wang Chiu Road, Kowloon Bay, Kowloon, Hong Kong or such other place as shall be mutually acceptable to the parties.  Payment of the purchase price shall be made by Company check or wire transfer, as the Company shall determine, against delivery of the Warrants to the Company for cancellation.

5. Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or telecopier, e-mail or similar means of communication if receipt is acknowledged or if transmission is confirmed by the recipient, to the parties at their respective addresses set forth on the signature page of this Agreement, with notice to the Company being sent to the attention of the individual who executed this Agreement on its behalf. Either party may, by like notice, change the person, address or telecopier number or e-mail address to which notice is to be sent.

6. This Agreement shall be governed by the laws of the State of Nevada applicable to agreements executed and to be performed wholly within such state, without regard to principles of conflicts of laws.

7. This Agreement constitutes the entire agreement of the Company and the Holder as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, all of which are hereby terminated, with respect to the subject matter covered in this Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

8. No party shall have the right to assign or transfer any of its or his rights hereunder except that the Company may assign its obligations to a third party provided that such party provides the payment required by this Agreement.

9. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

10. This Agreement may be executed in counterparts, each of which when so executed and delivered will be an original document, but both of which counterparts will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Address	Signature
Suite 2711A, 27/F, Exchange Tower 33 Wang Chiu Road Kowloon Bay, Kowloon, Hong Kong Email: luoxiong@vip.sina.com and sheenashen@sinogreenland.com Fax:	SINO GREEN LAND CORPORATION By: Xiong Luo, Chief Executive Officer and President
HOLDER: __________________________________________ By: _______________________________________ Name: _____________________________________ Title: ______________________________________

Exhibit A

Information Concerning the Holder

Name	No. Shares Subject to Warrants	Exercise Price	Purchase Price